Exhibit (23)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 1, 2000 incorporated by reference in this Form 10-K, into the Corporation's previously filed Registration Statement File Nos. 2-53663, 2-53578, 33-7471, 33-22417, 33-37924, 33-39660, 33-57898, 33-55607, 33-58939,
33-58943, 333-14769, 333-21277, 333-21285 and 333-41359. It should be noted that we have not audited any financial statements of the Corporation subsequent to January 1, 2000 or performed any audit procedures subsequent to the date of our report.


                                               /s/ Arthur Andersen LLP

                                               ARTHUR ANDERSEN LLP

Chicago, Illinois
March 22, 2000